AMENDED AND RESTATED PROMISSORY NOTE

$2,500,000.00 March 26, 2012

FOR VALUE RECEIVED, ZYTO Technologies, Inc., a Nevada corporation ("***Borrower***") promises to pay to the order of Vaughn R Cook ("***Lender***"), in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (the "***Principal Amount***"), with interest thereon as set forth herein. This Amended and Restated Term Note (this "***Note***") amends, restates, and supersedes in its entirety the terms and conditions of that certain Amended and Restated Promissory Note, between Borrower and Lender dated as of January 1, 2010.

1. Principal and Interest. Lender promises to pay the Principal Amount, together with simple interest of seven percent (7%) per annum charged on the outstanding principal amount until paid, except as the outstanding balance of principal is otherwise adjusted as provided herein.

2. Payments. The Maturity Date of this Note will be December 31, 2013 (the "***Maturity Date***"). Maker shall pay the outstanding principal balance plus all accrued interest in one payment on the Maturity Date. Any and all unpaid principal and accrued interest shall be paid on the Maturity Date such that the Note will be paid in full. Maker may prepay in whole or in part the principal amount outstanding under this Note, together with accrued and unpaid interest thereon computed to the date of prepayment without penalty or premium. Such prepayments shall first be applied to the accrued interest, then to the principal amount.

3. Default. This Note shall be in default upon the happening of any one of the following events: (1) Maker shall breach any representation, warranty or covenant of the Maker set forth herein and/or any other document, agreement or instrument executed and delivered in connection herewith; (2) Maker defaults in the performance of any other obligation to the Holder; (3) insolvency of Maker or the commencement of any proceeding by or against Maker for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustments of indebtedness, reorganization, compositions or extensions; or (4) default of any term or condition contained in this Note or in any other agreement given in connection with this Note; provided that, in the case of a nonmonetary default, any such event of default shall not constitute an event of default if cured within ten (10) days following written notice thereof from the Holder.

4. Remedies. In the event of any default that is not cured by Maker within thirty (30) days of such default or written notice of such default as provided in Section 3, Holder may, at its option, declare the entire unpaid principal balance, together with any other charges, to be immediately due and payable. Holder's remedies shall be cumulative with any and all other remedies available to it at law or in equity. Maker waives any right to protest, presentment, notice, dishonor, notice of dishonor, or demand.

Holder may delay enforcing any of its rights under this Note without losing or waiving them. Holder's waiver of any default shall not constitute a waiver of any subsequent default.

5. Collection Costs. In the event of a default under the terms of this Note, Maker agrees to pay all collection costs, including but not limited to attorneys' fees and court costs, incurred by Holder, whether before, during or subsequent to any bankruptcy proceedings, litigation, or appeal.

6. Entire Agreement. This Note is the final expression of the agreement and understanding of Maker and Holder with respect to the general subject matter hereof and supersedes any previous understanding, negotiations or discussions, whether written or oral. This Note may only be modified by a writing signed by both Maker and Holder, and may not be contradicted by evidence of any alleged oral agreement.

7. Governing Law; Authorization. This Note shall be construed in accordance with the laws of the State of Utah. The undersigned warrants that he has the right and legal capacity to execute this Note, and that all procedures and approvals that are necessary and required to enable him to properly execute this Note have been followed and/or secured.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Promissory Note as of the date first written above.

MAKER
ZYTO Technologies, Inc., a Nevada corporation

By: Kami Howard
Name: Kami Howard
Its: President/COO

LENDER

Vaughn R Cook
Vaughn R Cook